UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2025
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305	45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 15, 2025, Post Holdings, Inc. (the “Company”) issued 6.50% senior notes due 2036 (the “New Notes”) at par in an aggregate principal amount of $1,300.0 million to certain persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act.
The New Notes were issued pursuant to an Indenture (the “Indenture”) dated as of December 15, 2025 among the Company, the Company’s subsidiary guarantors from time to time party thereto and Computershare Trust Company, N.A., as trustee.
The New Notes bear interest at a rate of 6.50% per year. Interest payments are due semi-annually in arrears each March 15 and September 15, with the first interest payment due on March 15, 2026. The maturity date of the New Notes is March 15, 2036.
The New Notes are senior, unsecured obligations of the Company and are fully and unconditionally guaranteed, jointly and severally, on a senior, unsecured basis by each of the Company’s existing and subsequently acquired or organized domestic subsidiaries (other than immaterial subsidiaries, certain excluded subsidiaries and subsidiaries designated by the Company as unrestricted subsidiaries). Accordingly, the New Notes are:
•equal in right of payment with all of the Company’s and the subsidiary guarantors’ existing and future senior indebtedness;
•senior in right of payment to any of the Company’s and the subsidiary guarantors’ existing and future indebtedness that is expressly subordinated to the New Notes;
•structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s and the subsidiary guarantors’ non-guarantor subsidiaries; and
•effectively subordinated to all of the Company’s and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness (including, for the avoidance of doubt, any future indebtedness under the Company’s revolving credit facility, which would be secured when drawn).
At any time prior to December 15, 2028, the Company may redeem up to 40% of the aggregate principal amount of the New Notes at a redemption price equal to 106.50% of the principal amount of the New Notes redeemed, plus accrued and unpaid interest to the redemption date, with an amount not to exceed the net cash proceeds of certain equity offerings of the Company so long as at least 50% of the aggregate principal amount of the New Notes originally issued under the Indenture remains outstanding immediately after the redemption (unless all such New Notes are otherwise repurchased or redeemed) and the redemption occurs within 90 days of the date of the closing of such equity offering.
At any time prior to March 15, 2031, the Company may redeem all or a part of the New Notes at a redemption price equal to 100% of the principal amount of the New Notes redeemed and accrued and unpaid interest, plus a premium provided for in the Indenture, which would be the greater of (1) 1.0% of the principal amount of each New Note being redeemed or (2) the excess of (i) the present value at the redemption date of (x) the redemption price of each such New Note being redeemed at March 15, 2031 plus (y) all required interest payments due on each such New Note through March 15, 2031 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate (as defined in the Indenture) as of such redemption date plus 50 basis points; over (ii) the principal amount of such New Note.
On or after March 15, 2031, the Company may redeem all or a part of the New Notes at the redemption prices (expressed as a percentage of principal amount of the New Notes) set forth below, plus accrued and unpaid interest to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Redemption Year	Price
2031	103.250%
2032	102.167%
2033	101.083%
2034 and thereafter	100.000%

If the Company experiences a Change of Control (as defined in the Indenture), holders of the New Notes may require the Company to purchase the New Notes at a purchase price equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture limits the Company’s ability and the ability of its restricted subsidiaries to, among other things: borrow money or guarantee debt; create liens; pay dividends on or redeem or repurchase stock; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of the Company’s subsidiaries to pay dividends to the Company; enter into new lines of business; enter into transactions with affiliates; and sell assets or merge with other companies. Certain of these covenants are subject to suspension when and if the New Notes are rated at least “BBB-” by Standard & Poor’s Ratings Group or at least “Baa3” by Moody’s Investors Service, Inc.
The Indenture contains customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the Indenture or the New Notes; (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity; (iv) the failure to pay certain final judgments; (v) the failure of certain guarantees to be enforceable; and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding New Notes may declare all of the New Notes to be due and payable immediately.
Attached as Exhibit 4.1 hereto and incorporated herein by reference is a copy of the Indenture. The foregoing description of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Item 8.01.    Other Events.
On December 17, 2025, the Company completed the previously announced redemption of all of its outstanding 5.50% senior notes due 2029 (the “2029 Notes”).
The 2029 Notes redeemed were governed by that certain Indenture dated as of July 3, 2019, by and among the Company, each of the guarantors party thereto and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, Trustee, as supplemented by the First Supplemental Indenture dated as of February 19, 2021, the Second Supplemental Indenture dated as of September 14, 2022, the Third Supplemental Indenture dated as of May 19, 2023 and the Fourth Supplemental Indenture dated as of July 1, 2025. The 2029 Notes were redeemed at the redemption price of 101.833% of the $1,235.0 million aggregate principal amount of the 2029 Notes, or approximately $1,257.64 million, plus accrued and unpaid interest to the redemption date of approximately $0.38 million.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of December 15, 2025, by and among Post Holdings, Inc., the Guarantors (as defined therein) and Computershare Trust Company, N.A., as trustee
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2025	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	Executive Vice President, General Counsel and Chief Administrative Officer, Secretary

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